Exhibit 99.1

SUNATION ENERGY ELIMINATES REMAINING $1.1 MILLION LEGACY DEBT, Removing Multi-Year Payment obligation and improving CASH FLOW

RONKONKOMA, NY – February 3, 2026 – SUNation Energy Inc. (Nasdaq: SUNE) (“SUNation” or the “Company”), a leading provider of sustainable solar energy and backup power solutions to residential, commercial, and municipal customers, today announced that it has eliminated the remainder of approximately $1.1M (of an original $2.5m) and substantially reduced its monthly repayments related to a long-term debt obligation of its wholly-owned subsidiary SUNation Solar Systems, significantly improving ongoing cash flow and strengthening the Company’s balance sheet.

The debt obligation originated from an April 2021 buyout agreement related to the retirement of a former SUNation Solar Systems shareholder. Prior to reaching this settlement, the promissory note carried remaining principal of approximately $1.1M and required monthly payments of approximately $25,000 for nearly five additional years (to 2031).

To eliminate the long-term promissory note, significantly reduce this remaining multi-year obligation and improve financial flexibility, the Company negotiated a one-time lump-sum settlement payment of $800,000.

As a result of this transaction, SUNation has reduced its aggregate principal obligation by approximately $335,000 and also expects its recurring monthly obligation associated with this arrangement to be reduced to approximately $5,000, representing savings of approximately $20,000 per month on a forward-looking basis.

“Our philosophy has always been ‘promises made, promises kept,’” said Scott Maskin, Founder and Chief Executive Officer of SUNation. “By eliminating this remaining legacy obligation, we have significantly reduced a total debt obligation, improved cash flow visibility, and enhanced our ability to focus on executing our strategic priorities.”

This action is the latest in a series of a broader balance-sheet and capital-structure initiatives undertaken by SUNation’s management team, including the final cash distribution to holders of non-transferable Contingent Value Rights in December 2025 and the termination of the Company’s Series A Warrants in June 2025.

For additional details, please refer to the 8-K which shall be filed in connection with the matters referenced in this press release, which shall contain more detailed information related hereto.

About SUNation Energy, Inc.

SUNation Energy, Inc. is focused on growing leading local and regional solar, storage, and energy services companies nationwide. Our vision is to power the energy transition through grass-roots growth of solar electricity paired with battery storage. Our portfolio of brands (SUNation, Hawaii Energy Connection, E-Gear) provide homeowners and businesses of all sizes with an end-to-end product offering spanning solar, battery storage, and grid services. SUNation Energy, Inc.’s largest markets include New York and Hawaii, and the company operates in two (2) states.

Forward Looking Statements

Our prospects here at SUNation Energy Inc. are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. The Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing Sections. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this presentation. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company’s filings with the SEC which can be found on the SEC’s website at www.sec.gov.

Contacts:

Scott Maskin Chief Executive Officer +1 (631) 350-9340 smaskin@sunation.com SUNation Energy Investor Relations IR@sunation.com